                                                                    EXHIBIT 25.1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ____________________

                                   FORM T-1


              STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_______________

                               ____________________

                              BANKERS TRUST COMPANY
                (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification No.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)


                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31st FLOOR
                              NEW YORK, NEW YORK 10006
                              (212) 250-2201
              (Name, address and telephone number of agent for service)
                              _________________________

FIRST EMPIRE STATE CORPORATION            FIRST EMPIRE CAPITAL TRUST I
(Exact name of obligor as                 (Exact name of Co-Registrant as
specified in its charter)                  specified in its charter)


NEW YORK            16-0968385           DELAWARE            APPLIED FOR
(State or other     (I.R.S. employer     (State or other     (I.R.S. employer
jurisdiction of     Identification no.)  jurisdiction of     Identification no.)
incorporation or                         incorporation or
or organization)                         organization)


ONE M&T PLAZA                             c/o FIRST EMPIRE STATE CORPORATION
BUFFALO, NEW YORK 14240                   ONE M&T PLAZA
(Addressing including zip code            BUFFALO, NEW YORK 14240
of principal executive offices)           (Address, including zip code of
                                          principal executive offices)


               CAPITAL SECURITIES OF FIRST EMPIRE CAPITAL TRUST I
        JUNIOR SUBORDINATED DEBENTURES OF FIRST EMPIRE STATE CORPORATION
             GUARANTEE OF FIRST EMPIRE STATE CORPORATION OF CERTAIN
                   OBLIGATIONS UNDER THE CAPITAL SECURITIES
                     (Title of the indenture securities)

ITEM  1. GENERAL INFORMATION

          Furnish the following information as to the trustee

        (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                      ADDRESS

          Federal Reserve Bank (2nd District)       New York, NY
          Federal Deposit Insurance Corporation     Washington, D.C.
          New York State Banking Department         Albany, NY

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

ITEM  2. AFFILIATIONS WITH OBLIGOR.

          If the oligor is an affiliate of the Trustee, describe each such affliation.

          None.

ITEM  3.-15. NOT APPLICABLE

ITEM  16. LIST OF EXHIBITS.

          EXHIBIT 1- Restated Organization Certificate of Bankers Trust Company dated August 7, 1990, Certificate of
                         Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement. Registration No. 33-65171, and Certificates of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

          EXHIBIT 2- Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 3- Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 4- Existing By-Laws of Bankers Trust Company, as amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

          EXHIBIT 5-     Not applicable.

          EXHIBIT 6- Consent of Bankers Trust Company required by Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with From T-1 Statement, Registrant No. 22-18864.

          EXHIBIT 7- A copy of the latest report of condition of Bankers Trust Company dated as of September 30, 1996.

          EXHIBIT 8-     Not Applicable.

          EXHIBIT 9-     Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of January, 1997.


                                         BANKERS TRUST COMPANY


                                         By: /s/ Jenna Kaufman
                                            --------------------------
                                                 Jenna Kaufman
                                                 Vice President

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of January, 1997.


                                         BANKERS TRUST COMPANY


                                         By: Jenna Kaufman
                                             Jenna Kaufman
                                             Vice President

Legal Title of Bank:    Bankers Trust Company             Call Date: 9/30/96         ST-BK: 36-4840       FFIEC 031
Address:                130 Liberty Street                Vendor ID:D                CERT:00623           Page RC-1
City, State, ZIP        New York, NY 10006                                                                11
FDIC Certificate No:    |0|0|6|2|3


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                C400
                                                                       Dollar Amounts in Thousands    RCFD   Bil Mil Thou
ASSETS                                                                                                ///////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                                    ////////////////
    a. Noninterest-bearing balances and currency and coin(1)........................                  0081          809,000 1.a.
    b. Interest-bearing balance(2)..................................................                  0071        4,453,000 1.b.
 2. Securities:                                                                                       ///////////////
    a. Held-to-maturity securities (from Schedule RC-B, columns A)...................                 1754                0 2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).................                  1723        4,133,000 2.b.
 3. Federal funds sold and securities purchased under agreements to resell in                         ///////////////
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and
    in IBF's:                                                                                         ///////////////
    a. Federal funds sold...........................................................                  0276        5,933,000 3.a.
    b. Securities purchased under agreements to resell..............................                  0277          413,000 3.b.
 4. Loans and lease financing receivables:                                                            ///////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)      RCFD 2122     27,239,000    ///////////////       4.a.
    b. LESS: Allowance for loan and lease losses ......................   RCFD 3123       917,000     ///////////////       4.b.
    c. LESS: Allocated transfer risk reserve ..........................   RCFD 3128             0     ///////////////       4.c.
    d. Loans and leases, net of unearned income                                                       ///////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c.).........................                  2125       26,322,000 4.d.
 5. Assets held in grading accounts.................................................                  3545       36,669,000 5.
 6. Premises and fixed assets (including capitalized leases)........................                  2145          870,000 6.
 7. Other real estate owned (from Schedule RC-M)....................................                  2150          215,000 7
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)          2130          217,000 8.
 9. Customers' liability to this bank on acceptances outstanding....................                  2155          577.000 9
10. Intangible assets (from Schedule RC-M)..........................................                  2143           18,000 10.
11. Other assets (from Schedule RC-F)...............................................                  2160        8,808,000 11.
12. Total assets (sum of items 1 through 11).........................................                 2170       89,432,000 12.

-----------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company             Call Date: 9/30/96         ST-BK: 36-4840       FFIEC 031
Address:                130 Liberty Street                Vendor ID:D                CERT:00623           Page RC-2
City, State, ZIP        New York, NY 10006                                                                12
FDIC Certificate No:    |0|0|6|2|3



SCHEDULE RC--CONTINUED


                                                             Dollar Amounts in Thousands    ///////   Bil Mil Thou
LIABILITIES                                                                                 /////////////////////////
13. Deposits                                                                                /////////////////////////
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E part I)           RCON 2200       9,391,000
       (1) Noninterest-bearing(1)....................RCON 6631      2,734,000........            ////////////////////////
       (2) Interest-bearing..........................RCON 6636      6,657,000........            ////////////////////////
   b. In foreign offices, Edge and Agreement subsidiaries, and IBF's (from Schedule RC-E    ////////////////////////
       part II)                                                                             RCFN 2200     23,385,000       13.b.
       (1) Noninterest-bearing.......................RCFN 6631      654,000                 ////////////////////////       13.b(1)
       (2) Interest-bearing..........................RCFN 6636   22,731,000                   ////////////////////////          13
14. Federal funds purchased and securities sold under agreements to repurchase in           ////////////////////////
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IDFs:       ////////////////////////
   a. Federal funds purchased........................................................            RCFD 0278       3,090,000
   b. Securities sold under agreements to repurchase ................................       RCFD 0279         99,000       14.b
15.a. Demand notes issued to the U.S. Treasury.......................................            RCON 2840                0
   b.Trading liabilities.............................................................       RCFD 3548     18,326,000       15.b
16.Other borrowed money..............................................................       ////////////////////////
   a. With original maturity of one year or less.....................................       RCFD 2332     17,476,000       16.a.
   b. With original maturity of more than one year...................................       RCFD 2333      2,771,000       16.b.
17. Mortgage indebtedness and obligations under capitalized leases...................       RCFD 2910         31,000       17.
18. Bank's liability on acceptances executed and outstanding.........................            RCFD 2920         577,000
19. Subordinated notes and debentures................................................            RCFD 3200       1,228,000
20. Other liabilities (from Schedule RC-G)...........................................            RCFD 2930       8,398,000
21. Total liabilities (sum of items 13 through 20)...................................       RCFD 2948     84,772,000       21.
                                                                                            ////////////////////////
22. Limited-life preferred stock and related surplus.................................            RCFD 3282                0
EQUITY CAPITAL                                                                              ////////////////////////
23. Perpetual preferred stock and related surplus....................................            RCFD 3838         500,000
24. Common stock.....................................................................            RCFD 3230       1,002,000
25. Surplus (exclude all surplus related to preferred stock).........................            RCFD 3839         527,000
26. a. Undivided profits and capital reserves........................................            RCFD 3632       3,017,000
    b. Net unrealized holding gains (losses) on available-for-sale securities........       RCFD 8434       ( 16,000)      26.b.
27. Cumulative foreign currency translation adjustments..............................       RCFD 3284       (370,000)      27.
28. Total equity capital (sum of items 23 through 27)................................       RCFD 3210      4,660,000       28.
29. Total liabilities, limited life preferred stock; and equity capital (sum of             ////////////////////////
     items 21, 22, and 28)...........................................................       RCFD 3300     89,432,000       29.

Memorandum
To be reported only with the March Report of Condition
1    Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                     Number
     the bank by independent external auditors as of any date during 1995............        RCFD 6724         N/A             |M

1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                auditors
    (but not on the bank separately)                                7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

---------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               STATE OF NEW YORK,
                               BANKING DEPARTMENT

    I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under
Section 8005 of the Banking Law," date March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF NEW YORK,

                                 THIS 21ST DAY OF MARCH IN THE YEAR OF OUR
                                 LORD ONE THOUSAND NINE HUNDRED AND NINETY-SIX.






                                                           Peter M. Philbin
                                                       ------------------------
                                                       DEPUTY SUPERINTENDENT
                                                       OF BANKS

                            CERTIFICATE OF AMENDMENT

                                    OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                       Under Section 8005 of the Banking Law

                         ---------------------------------

    We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

    1. The name of the corporation is Bankers Trust Company.

    2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

    3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

    4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

    "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

    "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

    6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

    IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.

                                                        James T. Byrne, Jr.
                                                    ---------------------------
                                                        James T. Byrne, Jr.
                                                        Managing Director

                                                        Lea Lahtinen
                                                    ---------------------------
                                                        Lea Lahtinen
                                                        Assistant Secretary

State of New York                     )
                                      )ss;
County of New York          )

    Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                        Lea Lahtinen
                                                    ---------------------------
---------------
                                                        Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.

        Sandra L. West
-------------------------
        Notary Public

          SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York              Office of the Superintendent of
          No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                This 21st day of March, 1996
Commission Expires September 19, 1996